Exhibit 10.21
PROMISSORY NOTE

$30,500,000.00	November 28, 2001
     FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, LOCKE SOVRAN I L.L.C., a New York limited liability company having an address at 6467 Main Street, Buffalo, New York 14221 (“Borrower”), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (“Lender”), at Lender’s office located at 200 Witmer Road, P.O. Box 809, Horsham, Pennsylvania 19044-0809, Attn: Servicing — Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of THIRTY MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($30,500,000.00), or so much thereof as is outstanding and unpaid, together with interest thereon at the rate of seven and eight-tenths percent (7.8%) per annum (“Interest Rate”), in lawful money of the United States of America, which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private.
     1. COMPUTATION OF INTEREST. Interest under this Note shall be paid in arrears and shall be calculated based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are repaid, unless payment is received by Lender prior to the time set forth in Section 2.03 hereof.
     2. PAYMENT OF PRINCIPAL AND INTEREST.
          2.01 Principal and Interest Payments. Borrower shall pay principal and interest due under this Note as follows:
          Borrower shall pay consecutive monthly installments of principal and interest in the amount of $219,560.50 (each a “Monthly Amount”), beginning on the fifth day of January, 2002, and continuing on the fifth day of each and every successive month thereafter (each a “Payment Date”) through and including the Payment Date immediately prior to the Maturity Date (as defined below); and
          On the fifth day of December, 2011 (“Maturity Date”), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and any other amounts due under the Note or the other Loan Documents (hereafter defined) shall be due and payable in full.
          2.02 Payment of Short Interest. If this Note is executed on a date other than the fifth day of a calendar month, Borrower shall pay to Lender, contemporaneously with the execution of this Note, an interest payment calculated by multiplying (a) the number of days from and including the date of this Note to and including the fourth day of such month (or if the date of this Note is after the fourth day of the month, then the next following month) (b) by a daily rate based on the Interest Rate calculated for a 360 day year.
          2.03 Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. “Business Day” for purposes of this note shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.
          2.04 Application of Payments. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the fixed monthly installments required to be paid hereunder unless partial prepayments are expressly permitted in the event of partial release of collateral under Section 2.05 (b) below. No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
          2.05 Loan Repayment and Defeasance.
               (a) Repayment. Other than as set forth in this Section 2.05, or as required or permitted pursuant hereto in connection with a casualty or condemnation, Borrower shall have no right to prepay all or any portion of the indebtedness evidenced by this Note (sometimes referred to in this Section 2.05 as “Loan”) prior to November 5, 2011 (the “Optional Prepayment Date”). From and after the Optional Prepayment Date, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, except as provided in Section 2.05(g), upon: (i) not less than thirty (30) days’ prior written notice to Lender specifying the scheduled Payment Date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note through and including the Prepayment Date and, if the Prepayment Date is not a Payment Date, then a payment of all interest which would have accrued on the principal balance of this Note through and including the fifth day of the calendar month immediately following the calendar month in which the Prepayment Date occurs; and (iii) payment of all other sums then due under this Note, the Security Instrument and the other Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.
               (b) Voluntary Defeasance of the Note. On or after that date (“Optional Defeasance Date”) which is the earlier to occur of (i) three years after the date of this Note or (ii) two years after the Loan is sold into a securitization (“Securitization”), and subject to confirmation from applicable rating agencies (“Rating Agencies”) having been obtained therefor and to the terms and conditions set forth in this Section 2.05(b), Borrower may defease all (but not less than all) of the Loan (hereinafter, “Defeasance”). Defeasance shall be subject to satisfaction of each of the following conditions precedent:
                    (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying a date (“Defeasance Date”) which shall be a Payment Date, on which the amount required to defease the Loan (“Defeasance Deposit”) is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal amount of this Note as of the Defeasance Date.
                    (ii) Borrower shall pay to Lender all accrued and unpaid interest on the outstanding principal balance of this Note to but not including the Defeasance Date.
                    (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under this Note, the Security Instrument and any of the other Loan Documents.
                    (iv) No Event of Default shall exist on the Defeasance Date.
                    (v) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance.
                    (vi) Borrower shall execute and deliver one or more security agreements in form and substance satisfactory to Lender (collectively, “Security Agreement”), creating a first priority lien on, and security interest in, the Defeasance Deposit and the U.S. Government Securities purchased with the Defeasance Deposit in accordance with the provisions of Section 2.05(c).
                    (vii) Borrower shall deliver to Lender an opinion of Borrower’s counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating, among other things, that Lender has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.
                    (viii) If required by the applicable Rating Agencies, Borrower also shall deliver or cause to be delivered from Borrower’s counsel a non-consolidation opinion with respect to the Successor Borrower (as defined below), if any, which opinion shall be in form and substance satisfactory to Lender in its sole discretion and to the applicable Rating Agencies. In addition, if the Loan is included in any REMIC formed pursuant to a Securitization, Borrower also shall deliver or cause to be delivered an opinion of Borrower’s counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating that (A) after a Defeasance, the Loan will continue to be a “qualified mortgage” within the meaning of Section 860G of the United States Internal Revenue Code (as now or hereafter amended, “Code”) and (B) the REMIC will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance.
                    (ix) Borrower shall deliver to Lender a certification from Borrower, in form and substance satisfactory to Lender, certifying that the requirements set forth in this Section 2.05(b) have been satisfied.
                    (x) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request, all of which shall be in form and substance acceptable to Lender.
                    (xi) Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance, including any costs and expenses associated with the Release Instruments (as defined in Section 2.05(f) hereof) and reasonable attorneys fees and expenses.
                    (xii) Borrower shall deliver to Lender a confirmation, in form and substance satisfactory to Lender, by a “Big Five” independent certified public accounting firm, that the Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by Borrower hereunder in connection with the proposed Defeasance.
                    (xiii) Borrower shall deliver to Lender confirmation, in form and substance satisfactory to Lender, that all conditions to Defeasance have been met from any applicable Rating Agency that has required as a condition to Defeasance that such conditions have been met.
          (c) Purchase of U.S. Government Securities. In connection with the Defeasance of this Note, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Government Securities (which purchases, if made by Lender, shall be made on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date, (including the outstanding principal balance of this Note due on the Maturity Date), and in amounts equal to the full amounts due on each Payment Date under this Note (“Scheduled Defeasance Payments”). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Lender and applied to satisfy the obligations of the Borrower under this Note. In connection with the Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.05 (c) and satisfy Borrower’s obligations under Section 2.05 shall be remitted to Borrower. Any amounts received in payment on the U.S. Government Securities in excess of the amounts necessary to make monthly payments pursuant to Section 2 (including payments due on the Maturity Date) shall be treated in accordance with the terms of Section 2.04 hereof.
          (d) Successor Borrower Option. If requested by Borrower, in connection with a Defeasance of the Loan, Lender, at Borrower’s expense, shall establish or designate one or more successor entities (“Successor Borrower”) and Borrower shall transfer and assign all obligations, rights and duties under and to this Note, together with the pledged U.S. Government Securities, to the Successor Borrower. The obligation of the Lender to establish or designate a Successor Borrower shall be retained by the original Lender named herein notwithstanding the sale or transfer of this Loan unless such obligation is specifically assumed by the transferee. The Successor Borrower shall assume in writing the obligations under this Note, the Security Agreement and the other Loan Documents, by agreements in form and substance satisfactory to Lender, whereupon Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming Borrower’s obligations under the Note and the Security Agreement. Notwithstanding anything in this Note or the Security Instrument to the contrary, no other assumption fee shall be payable upon a transfer of this Note in accordance with this Section 2.05(d), but Borrower shall pay all out-of-pocket costs and expenses incurred by Lender, including Lender’s reasonable attorneys fees and expenses, incurred in connection therewith.
          (e) Repayment Upon Default. If all or any part of the principal amount of this Note is prepaid upon acceleration of this Note following the occurrence of an Event of Default prior to the Optional Prepayment Date, then, in addition to such principal payment, Borrower shall be required to make such payments (“Yield Maintenance Payments”) in an amount equal to the greater of (i) one percent (1%), or (ii) the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date in respect of this Note for the period from the date of such prepayment upon acceleration to the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index (defined below) and based on a 360-day year of twelve 30-day months over (B) the then current outstanding principal amount of this Note. For purposes hereof, “Treasury Constant Maturity Yield Index” shall mean the average yield for “This Week” as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (“FRB Release”) published during the second full week preceding the Prepayment Date for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section 2.05(e) shall be determined by Lender and shall be conclusive and binding on Borrower (absent manifest error). For purposes of this Section 2.05(e), the unpaid principal amount due on this Note on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date.
          (f) Release of the Mortgaged Property. No repayment, prepayment or Defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of the real or personal property subject to the lien or mortgage created by the Security Instrument (referred to in this Section 2.05(f) as “Mortgaged Property”), except as follows:
               (i) If Borrower has elected Defeasance, and the requirements of Section 2.05(b) have been satisfied, the Mortgaged Property shall be released from the lien and mortgage created by the Security Instrument, whereupon the U.S. Government Securities pledged pursuant to the Security Agreement shall be the sole source of Borrower’s collateral securing this Note. The Security Instrument shall otherwise remain in full force and effect as to provisions not pertaining to the Mortgaged Property.
               (ii) In connection with the release of the Mortgaged Property contemplated in this Section 2.05(f), Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of the Mortgaged Property (and related Loan Documents approved by Lender) for execution by Lender which shall be in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion, along with all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, “Release Instruments”), together with a certification from Borrower, in form and substance satisfactory to Lender, certifying that such documentation (A) is in compliance with all Applicable Laws (as defined in the Security Agreement [defined below]), and (B) will effect such releases in accordance with the terms of this Section 2.05.
          (g) From time to time on or after the Optional Defeasance Date, but only in connection with any transfer or sale pursuant to Article 8 of the Security Instrument, Borrower may obtain a release from the lien of the Security Instrument of one or more Parcels (as identified on Exhibit A hereto), but less than all of the Property, in each case together with all improvements thereon and other property appurtenant thereto which is collateral for the loan evidenced hereby (each Parcel being released from the lien of the Security Instrument is referred to as a “Release Parcel”, and the Parcel(s) remaining subject to the lien of the Security Instrument are referred to collectively, as the “Remaining Parcel”), upon the satisfaction of the following conditions:
               (i) Borrower shall give Lender not less than thirty (30) days’ prior written notice, specifying the date (the “Partial Defeasance Date”) on which the Partial Defeasance Deposit (as defined below) is to be delivered, such date being a Payment Date, and identifying the Release Parcel being released;
               (ii) accrued and unpaid interest and other sums due under this Note and under the other Loan Documents up to the Partial Defeasance Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such partial defeasance (including, without limitation, any legal fees and expenses incurred in connection with obtaining and reviewing the Partial Defeasance Collateral (as defined below) and the preparation of the Defeased Note, the Undefeased Note, the Partial Defeasance Security Agreement (as defined below) and related documentation), shall be paid in full on or prior to the Partial Defeasance Date;
               (iii) No Event of Default, and no event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default, shall exist either at the time Borrower gives notice of the Partial Defeasance Date to Lender or on the Partial Defeasance Date;
               (iv) Lender, at Borrower’s expense, shall prepare all necessary documents to sever the indebtedness evidenced by this Note into two substitute notes, one (the “Defeased Note”) having a principal balance equal to the Adjusted Release Amount (as defined herein) with respect to the Release Parcel, and the other (the “Undefeased Note”) having a principal balance equal to the remaining principal balance outstanding on this Note as of the Partial Defeasance Date. The “Monthly Amount” of the Defeased Note and the Undefeased Note shall be determined by proportionately allocating the Monthly Amount between them, as determined by Lender, such that the aggregate payment each month under the Defeased Note and the Undefeased Note equals the Monthly Amount. The Defeased Note shall mature on the Maturity Date, and except as set forth above shall have identical terms as this Note (except for the principal balance), except that a Defeased Note cannot be the subject of any further defeasance. The Undefeased Note shall have identical terms as this Note (except for the principal balance and Monthly Amount thereunder);
               (v) Borrower shall deliver to Lender on or prior to the Partial Defeasance Date, the Adjusted Release Amount with respect to each Release Parcel together with an additional amount such that the aggregate amount (the “Partial Defeasance Deposit”) is sufficient to purchase direct, non-callable obligations of the United States of America (the “Partial Defeasance Collateral”) that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Partial Defeasance Date through and including the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest under the Defeased Note;
               (vi) The Partial Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with an applicable state and federal laws governing granting of such security interests;
               (vii) Borrower shall deliver the following to Lender on or prior to the Partial Defeasance Date:
                    A. a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Partial Defeasance Deposit and the Partial Defeasance Collateral (the “Partial Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Partial Defeasance Collateral over the amounts payable under the Defeased Note shall be refunded to Borrower promptly after each monthly Payment Date;
                    B. a certificate of Borrower certifying that all of the requirements set forth in this Section 2.05(g) have been satisfied;

                    C. an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, (x) that Lender has a perfected first priority security interest in the Partial Defeasance Deposit and the Partial Defeasance Collateral, (y) that the Partial Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (z) that the defeasance will not cause the Trust to fail to qualify as a REMIC, within the meaning of Section 860D of the Code;
                    D. evidence in writing from each of the Rating Agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Partial Defeasance Date for any securities issued in connection with a Secondary Market Transaction;
                    E. a certificate in form reasonably acceptable to Lender, from a firm of independent certified public accountants acceptable to Lender, certifying that the Partial Defeasance Collateral is sufficient to make the payments required by Paragraph 2.05(c) above;
                    F. evidence reasonably acceptable to Lender that the Undefeased Note will continue to be secured by the Security Instrument; and
                    G. such other certificates, opinions, documents or instruments as Lender may reasonably require.
          (h) If Borrower is defeasing an Undefeased Note from a prior defeasance in accordance with this Section 2.05(g), such defeasance shall be in accordance with the requirements of Paragraphs (a) through (f) of this Section 2.05.
          (i) Upon a partial defeasance in accordance with Section 2.05(g), Borrower shall, at Lender’s request, assign all its obligations and rights under the Defeased Note to a special-purpose bankruptcy-remote entity (“Partial Defeasance Successor Borrower”) to be formed by Borrower at its sole cost and expense. In connection therewith, the Partial Defeasance Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrower’s obligations under the Defeased Note and the Partial Defeasance Security Agreement. The sole asset of Partial Defeasance Successor Borrower shall be the Partial Defeasance Collateral. In connection with such assignment and assumption, Borrower and/or Partial Defeasance Successor Borrower shall:
               (i) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and Partial Defeasance Successor Borrower, as applicable, in accordance with its terms and that the Defeased Note and the Partial Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against Partial Defeasance Successor Borrower, and the Undefeased Note remains enforceable against Borrower, each in accordance with their respective terms, and
               (ii) pay all costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, any fees and disbursements of legal counsel).
          (j) Upon an assumption by Partial Defeasance Successor Borrower acceptable to Lender, except as otherwise provided in the Loan Documents, Borrower shall be relieved of its obligations under the Defeased Note and the Partial Defeasance Security Agreement and, to the extent such documents relate to the Release Parcel, the other Loan Documents.
          (k) Upon compliance with the requirements of Section 2.05(g) and (h), the Release Parcel shall be released from the lien of the Security Instrument and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property.

          (1) As used in Section 2.05(g) of this Note:
               (i) “Adjusted Release Amount” shall mean, with respect to the Release Parcel, 125% of the Allocated Loan Amount with respect to such Parcel as set forth on Exhibit A, and
               (ii) “Allocated Loan Amount” shall mean, with respect to each Parcel, the amount set forth on Exhibit A to this Note.
     3. SECURITY; LOAN DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby (including without limitation the amounts authorized by Section 4 to be collected by Lender and any prepayment consideration when due hereunder) are secured by, among other things, those first mortgages, deeds of trust, security interests and liens on those certain parcels of real property shown on Exhibit A hereof (each “a Parcel”, and collectively, the “Property”) and certain personal property collateral of Borrower, tangible and intangible, as described more particularly in those certain Deeds of Trust and Security Agreements and/or Mortgages and Security Agreements, as applicable (referred to individually and collectively as, the “Security Instrument”) from Borrower to Lender, dated as of the date hereof. The Security Instrument together with this Note and all other documents to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, and all extensions, renewals and modifications thereof, are collectively referred to herein as the “Loan Documents.” Unless otherwise defined herein, any capitalized terms herein shall have the meaning ascribed to such terms in the Security Instrument.
     4. DEFAULT.
          4.01 Event of Default. The occurrence of any of the following shall constitute an event of default (“‘Event of Default”) under this Note: (a) if any payment of principal and interest or any other payment required under this Note is not received by Lender on or before the date that is five (5) days after the date such payment is due (except that no grace period shall be provided for the payment of principal and interest due on the Maturity Date or upon acceleration of indebtedness following the occurrence of an Event of Default); or (b) if any default should occur under any of the other Loan Documents which is not fully cured following applicable notice or prior to the expiration of any applicable grace or cure period. Upon the occurrence of an Event of Default, at Lender’s option, the outstanding principal balance of this Note, together with all unpaid interest accrued thereon and all other sums due hereunder or under any other of , the other Loan Documents, shall, without notice or prior demand, immediately become due and payable.
          4.02 Late Charges. If any payment is not received by Lender on or before the date that is five (5) days after the date such payment is due (such date may be extended by the applicable grace period as referenced in Section 4.01), then, in addition to any default interest payments due hereunder, Borrower also shall pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. Such late charge shall be immediately due and payable, without notice or demand therefor.
          4.03 Default Interest Rate. If this Note is not paid in full on or before the Maturity Date or the date on which the due date of the indebtedness has been accelerated pursuant to the provisions hereof, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum (“‘Default Interest Rate”) equal to the lesser of (a) five percent (5.0%) in excess of the Interest Rate or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law. In addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Interest Rate on any payment due hereunder (including without limitation late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by the applicable grace period, if any). Interest at the Default Interest Rate shall be immediately due and payable from the due date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable.
          4.04 Interest on Judgments. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Interest Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.
          4.05 Cumulative Remedies; Attorney Fees. The remedies of Lender in this Note and in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s sole discretion and as often as occasion therefor shall arise. If Borrower’s obligations under this Note or any of the other Loan Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender’s in-house staff) and collection agency costs, whether or not suit be brought. No provision of this Section 4 shall be construed as an agreement or privilege to extend the date on which any required payment is due (subject to the applicable grace period, if any), nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default. The payments required under this Section 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note or any of the other Loan Documents, nor any other remedies provided by law or in equity, and shall be added to the principal evidenced by this Note and deemed secured by the Security Instrument and other Loan Documents
     5. LIMITATIONS ON RECOURSE. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower and of any general partner, principal or member of Borrower to pay the indebtedness evidenced by this Note and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article 15 of the Security Instrument.
     6. NO USURY. This Note is subject to the express condition that at no time shall Borrower be required or obligated to pay interest (or any other amount agreed to be paid hereunder which shall be deemed to be interest) at a rate which would subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If, from any circumstance whatsoever, Borrower is at any time required or obligated to pay interest (or any other amount agreed to be paid hereunder shall be deemed to be interest) at a rate in excess of such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate, and, as required by applicable law, all previous payments in excess of such maximum shall be deemed to have been payments in reduction of the principal balance owing under this Note in the inverse order of maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower and not to the payment of interest. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced herby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of said indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to this Note for so long as the Note is outstanding. This Section will control all agreements between Borrower and Lender in connection with this Note.
     7. GENERAL CONDITIONS.
          7.01 No Waiver by Lender. No failure to accelerate the debt evidenced hereby nor failure or delay in exercising any other right or remedy upon the occurrence of an Event of Default hereunder, or any acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby, (b) as a waiver or impairment of Lender’s right of acceleration or any other right or remedy available to Lender upon the occurrence of an Event of Default, or (c) as a waiver of Lender’s right thereafter to insist upon strict compliance with the terms of this Note or any of the other Loan Documents; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for payment of any amount due under this Note or under any of the other Loan Documents made by Lender’s agreement with any person now or hereafter liable for the payment thereof shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note or any such other person, either in whole or in part unless Lender agrees otherwise in writing.

          7.02 Borrower’s Waivers. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.
          7.03 Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.
          7.04 Authority. Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, that the execution, delivery and performance of this Note has been duly authorized, that the person executing this Note on Borrower’s behalf has authority to do so, and that this Note, once executed by Borrower, constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.
          7.05 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.
          7.06 Sale of Loan by Lender. Lender shall have the right to transfer, sell or assign this Note, the Security Instrument and the Other Security Documents, and the Obligations hereunder.
     8. MISCELLANEOUS.
          8.01 Notices. All notices and other communications under this Note or under the other Loan Documents are to be in writing, addressed to the respective party as set forth in this section, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) business day after having been deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested. Initial addresses for each party are as follows:
Borrower: Locke Sovran I L.L.C.
6467 Main Street Buffalo, New York 1422 1
Attn: Michael Rogers
Lender: GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attn: Servicing — Executive Vice President
Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties now or hereafter designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section.
          8.02 Entire Agreement; Time of Essence. This Note, together with the other Loan Documents and Lender’s commitment letter to Borrower, contain the entire agreements between Borrower and Lender relating to the subject matter hereof and thereof, and supersede all prior discussions and agreements (oral or written) relative hereto and thereto which are not contained herein or therein. Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements in connection with this Note or the other Loan Documents, other than as expressly set forth herein or therein. In the event of any conflict between the terms of the Loan Documents, the following order of priority shall be used to resolve such conflict: The Note shall control over the Security Instrument and the Security Instrument shall control over all other Loan Documents. Time is of the essence with respect to all provisions of this Note.
          8.03 Modification. Neither this Note nor any of the other Loan Documents may be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. No person other than a duly authorized officer or agent of Lender shall be deemed an agent of Lender nor have any authority to waive, modify, supplement or terminate in any manner whatsoever any of the terms of this Note.
          8.04 Binding Effect; Joint and Several Obligations. The terms and provisions of this Note and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to alter any limitations or restrictions applicable to Borrower under the other Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents.
          8.05 Unenforceable Provisions. Any provision of this Note or the other Loan Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.06 Ambiguity and Construction of Certain Terms. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. “Herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; “Section” refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.
          8.07 Governing Law. This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to conflicts of law rules. It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this Note. Accordingly, in all respects, including, without limitation, matters of construction, validity, enforceability and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, and any applicable law of the United States of America, except that at all times the provisions for enforcement of the power of sale granted under the Security Instrument and the creation, perfection and enforcement of the security interests created pursuant thereto and pursuant to the other Loan Documents shall be governed by and construed according to the laws of the state where the applicable Parcel is located. Except as provided in the immediately preceding sentence, Borrower hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs this Note.
          8.08 Consent to Jurisdiction. Borrower and Lender, by its acceptance of this Note, agree and consent to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the real property encumbered by the Security Instrument is located with respect to any legal action, proceeding, or controversy between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Borrower further irrevocably consents to service of process by certified mail, return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Note and agrees that such service shall be effective ten (10) days after mailing. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security or other collateral provided for this Note.
          8.09 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE; THE APPLICATION OR COMMITMENT FOR THE LOAN EVIDENCED BY THIS NOTE; THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; OR ANY ACTS OR OMISSION OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.
          8.10 Tax Identification Number. Borrower represents and warrants that its current tax identification number is: 16-1597988.
     IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

BORROWER: LOCKE SOVRAN I L.L.C., a New York limited liability company

By: Locke Sovran I Manager, Inc., a Delaware corporation, its manager

By:	/s/ David L. Rogers

Name:	David L. Rogers
Title:	V.P.